Exhibit 99.1

Ventas Reports 2021 Second Quarter Results

CHICAGO--(BUSINESS WIRE)--August 6, 2021--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the second quarter ended June 30, 2021.

“Ventas delivered strong second quarter results driven by outstanding sequential occupancy improvement and organic net operating income growth in our Senior Housing Operating Portfolio (“SHOP”) segment, Office growth and consistent and solid performance in our Triple Net (“NNN”) segment,” said Debra A. Cafaro, Ventas Chairman and CEO.

“Ventas’s organic growth potential and external investment opportunities combine to create attractive upside for our stakeholders. We have now delivered five consecutive months of growth in occupancy and leads in SHOP, with June move-ins and July leads representing the highest levels since the onset of the pandemic. These positive trends underscore the strong demand for the socialization and services our communities provide. Senior housing is entering a period of highly favorable conditions as occupancy rebounds and supply demand fundamentals improve. In the face of renewed macro clinical uncertainty, we remain optimistic with all our SHOP communities benefitting from extremely high COVID-19 vaccination rates among our residents and staff.

“We are confident about the future of our business, the powerful senior housing cyclical upside and our ability to win the recovery with our advantaged, well diversified portfolio, best-in-class operators and experienced team,” Cafaro concluded.

Second Quarter 2021 Results

For the second quarter 2021, reported per share results were:

	Quarter Ended June 30
	2021	2020	$ Change	% Change
Net Income (Loss) Attributable to Common Stockholders	$0.23	($0.42)	$0.65	155%
Nareit FFO Attributable to Common Stockholders (“Nareit FFO”)*	$0.78	$0.50	$0.28	56%
Normalized FFO Attributable to Common Stockholders (“Normalized FFO”)*	$0.73	$0.77	($0.04)	(5%)

*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Second Quarter 2021 Property Results

		2Q21 vs. 2Q20 (Quarterly Pools) Year-Over-Year Same-Store Cash Net Operating Income (“NOI”)* Growth
	Assets	% Change
SHOP	393	(12.0%)
NNN	352	(12.2%)
Office	345	12.6%
Total Company	1,090	(4.6%)

		2Q21 vs. 1Q21 (Sequential Pools) Sequential Same-Store Cash NOI* Growth
	Assets	% Change
SHOP[1]	434	(0.7%)
NNN	355	(0.2%)
Office	346	10.5%
Total Company	1,135	3.1%

*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

1.

12.6% SHOP Same-Store Cash NOI sequential growth when excluding the HHS Grants received in 1Q21. SHOP Same-Store Cash NOI includes grants totaling $13.3 million received in 1Q21 under the Provider Relief Fund administered by the Department of Health and Human Services (the “HHS Grants”). The HHS Grants are recorded as a contra expense within SHOP operating expenses.

Sequential Same-Store Property Results

  Company Results
    Sequential same-store second quarter 2021 cash NOI increased 3.1%, or 3.6% excluding the impact of $13.3 million of HHS Grants in the first quarter 2021 and a $12 million cash lease termination fee received in the Life Science, Research & Innovation (“Life Science, R&I”) portfolio in the second quarter.
  SHOP (26% of Total Portfolio)
    NOI: SHOP NOI totaled $111 million in the second quarter. Same-store cash NOI in second quarter 2021 increased $50 million on an annualized basis compared to first quarter 2021 excluding HHS Grants received in the first quarter.
      Sequential same-store pool (434 assets) cash NOI increased 12.6% excluding the HHS Grants received in the first quarter. Including the HHS Grants, sequential same-store cash NOI decreased by 0.7%.
    Occupancy and Leading Indicators:
      Leads and move-ins in June were the highest since the onset of the pandemic, with leads reaching 106% of pre-pandemic levels and move-ins approximating 2,100 residents.
      Ventas’s SHOP portfolio experienced a 229 basis point increase in approximate spot occupancy from March 31 to June 30, led by U.S. SHOP communities, substantially better than the midpoint of our previously communicated expectation of up 150 to 250 basis points.
      Average SHOP occupancy grew 110 basis points in the second quarter versus the first quarter 2021.
      U.S. SHOP portfolio increased 313 basis points in approximate spot occupancy from March 31 to June 30.
      Approximate spot-to-spot occupancy in our Canada SHOP portfolio increased in the second quarter driven by a positive June occupancy trend. Canada recently surpassed the U.S. in vaccinations amongst its adult population.
      SHOP second quarter average and quarter-end occupancy were 77.5% and 79.4%, respectively.

(2Q2021 sequential pool of 434 assets)	Feb-21	Mar-21	Apr-21	May-21	Jun-21	March 31 to June 30
Approximate Spot Occupancy	76.5%	77.1%	77.7%	78.4%	79.4%	--
Sequential Spot Occupancy Change – Total	(26bps)	+57bps	+69bps	+68bps	+92bps	+229bps
Sequential Spot Occupancy Change – U.S.	(25bps)	+87bps	+102bps	+96bps	+115bps	+313bps
Sequential Spot Occupancy Change – Canada	(30bps)	(18bps)	(15bps)	(2bps)	+33bps	+17bps
  Revenue: SHOP revenue increased in the second quarter driven by an increase in occupancy, which was partially offset by move-in incentives provided to new residents.
  Operating Expenses: Operating expenses declined sequentially by $9.2 million, excluding the HHS Grants received in the first quarter (which were reflected as a contra expense when received), driven by a better than expected reduction of COVID-19 costs partially offset by a modest increase in routine operating expenses. Including the impact of HHS Grants, operating expenses grew $4.1 million.
●	NNN Portfolio (37% of Total Portfolio)
o	NNN sequential same-store (355 assets) cash NOI was stable in the second quarter 2021. All expected second quarter rent was received from the Company’s NNN tenants.
●	Office Portfolio (32% of Total Portfolio)
o
Office sequential same-store pool (346 assets) cash NOI grew by 10.5%, led by the Life Science, R&I portfolio. Life Science, R&I benefitted from a $12 million cash lease termination fee received in the second quarter, which is included in second quarter cash NOI and amortized over the remaining twelve-month lease term on a GAAP basis. Office sequential same-store cash NOI growth was 0.9% when adjusted for this fee. Steady growth of the Medical Office Building (“MOB”) business continued in the second quarter with outstanding customer retention of 94% and new leasing of 190,000 square feet, resulting in a total MOB portfolio sequential occupancy increase of 20 basis points.

Latest SHOP Operating Trends

  Leading Indicators: Leading indicators and demand showed continued strength in July:
    Leads were 105% of their pre-COVID-19 same period 2019 level at over 21,300, a new high. Move-ins and move-outs were 112% and 85% respectively of their pre-COVID-19 same period 2019 levels.
    Move-ins totaled 2,017 residents.
    Move-ins have exceeded 2,000 for three consecutive months.
  Occupancy: Ventas’s SHOP portfolio has now experienced a five consecutive month trend of occupancy growth. Spot occupancy has increased 424 basis points from the pandemic low reached in mid-March through July 31, 2021.
    The SHOP portfolio reported 74 basis points of approximate spot occupancy increase from June 30 through July 31, 2021, with the U.S. growing 84 basis points and Canada growth improving to 47 basis points in the month.
  Clinical Trends: The Company’s SHOP communities continue to experience de minimis confirmed resident cases of COVID-19, with high vaccination rates among residents and staff members.

Investments in Ardent

  Ardent continues to deliver strong performance as an industry-leading owner and operator of 30 hospitals in six states and Ventas’s $1.4 billion investment in Ardent real estate is currently yielding over 9% with strong 3.6x trailing twelve month cash flow coverage.
  In addition, Ventas’s 10% equity interest in Ardent, in partnership with Equity Group Investments, and Ventas’s prior investment in $200 million of Ardent 2026 Senior Notes (defined below), continue to provide significant benefits to Ventas.
    In the second quarter, Ventas benefitted from Ardent’s strong performance and recognition of HHS Grants which was approximately $7 million at Ventas’s share.
    In July 2021, Ardent redeemed Ventas’s investment in $200 million of 9.75% senior notes due 2026 (the “Ardent 2026 Senior Notes”), in connection with Ardent’s successful offering of newly issued senior notes at a coupon of 5.75%. In addition to repayment of principal in full, Ventas received $15 million in prepayment premium, as required by Ardent’s 2026 Senior Notes. The redemption, including the prepayment premium, will be recognized in the third quarter. Ventas’s investment in the Ardent 2026 Senior Notes yielded a 13% unlevered IRR.

Capital Allocation

  Ventas’s total 2021 investments completed or announced to date are $2.6 billion. The Company also has $1.1 billion of ongoing development principally in the Life Science, R&I and Canadian senior housing markets. In addition, the Company also has a forward pipeline of approximately $1 billion in Life Science, R&I projects.
  On June 28, 2021, Ventas announced that it had entered into a definitive merger agreement pursuant to which Ventas will acquire New Senior (NYSE: SNR) in an all-stock transaction valued at approximately $2.3 billion, including $1.5 billion of New Senior debt. Under the terms of the agreement, New Senior stockholders will receive 0.1561 shares of newly issued Ventas common stock for each share of New Senior common stock they own. Completion of the transaction, which is expected to occur during the second half of this year, is subject to the satisfaction of customary closing conditions, including the approval by the common stockholders of New Senior.
  Ventas also extended its successful track record of development with its partner Le Groupe Maurice (“LGM”):
    On June 1, 2021, Ventas and LGM opened a new, 287-unit development, in Montreal known as Elogia II, which already reached 50% occupancy as of July 31. This property was developed adjacent to an existing 289-unit LGM property and joined via connecting bridge. Due to the proximity and physical connectivity, residents of both buildings will enjoy LGM’s signature state-of-the-art amenities, including beautiful gardens, fitness facilities, a movie theatre, a light therapy room, an indoor swimming pool, an expansive rooftop and a panoramic lounge with views of Montreal’s skyline.
    Two LGM development properties opened in the fourth quarter of 2020 continue to enjoy robust demand and are currently 94% occupied.
    Two additional development projects are underway totaling over $200 million in project costs and spanning 627 units, with additional sites in the pre-development stage.
  Ventas is in advanced stages for a Life Science, R&I development project anchored by a premier research university. The project, which is principally lab space and related uses, will be 60% pre-leased. Project costs approximate $0.5 billion with an expected stabilized cash yield between 6.5% and 7.0%. The university tenant is ranked in the top 5% of universities for both NIH funding and R&D spend. The development is one of the pre-identified Life Science, R&I development projects that is eligible for inclusion in the attractive R&I development partnership with GIC.
  The Company continues to enhance the quality of its portfolio through asset sales and to receive repayment of high return, well-structured loans. Year to date through August 5, 2021, the Company has received nearly $450M of disposition proceeds, including these Recent Dispositions:
    Ardent’s redemption in July 2021 of Ventas’s investment in $200 million of Ardent 2026 Senior Notes, along with a $15 million prepayment premium as described above.
    Holiday’s full repayment in July of $66 million of 9.4% notes due 2025. Ventas originally received the notes along with $34 million of cash as consideration for the conversion of 26 Holiday-operated independent living communities from a NNN lease to a SHOP operating model in the second quarter of 2020.
    Two MOBs sold during the second quarter for total proceeds of approximately $107 million.

Financial Strength & Liquidity

  As of August 5, 2021, the Company has robust liquidity of $3.3 billion, including $2.7 billion of undrawn revolver capacity, $0.6 billion in cash and cash equivalents on hand, and no commercial paper outstanding.
    For the second quarter 2021, Ventas’s Net Debt to Adjusted Pro Forma EBITDA ratio was 7.0x, a sequential improvement of 10 basis points from the first quarter. Total Indebtedness to Gross Asset Value was stable at 37% in the second quarter 2021.
    During and subsequent to the second quarter, the Company received $300 million in gross proceeds under its “at the market” equity offering program, totaling 5.2 million shares of common stock sold at an average gross price of $58.56 per share in anticipation of the closing of the New Senior transaction.
    Using proceeds from Recent Dispositions, Ventas will fully repay $664 million in aggregate principal amount of outstanding senior notes. On August 16, 2021, the Company will retire $264 million aggregate principal amount of 3.25% senior notes due August 2022 and on September 1, 2021, the Company will retire $400 million aggregate principal amount of 3.125% senior notes due June 2023.

Second Quarter Dividend

The Company paid its second quarter 2021 dividend of $0.45 per share on July 14, 2021 to stockholders of record as of July 1, 2021.

Third Quarter 2021 Guidance

The Company currently expects to report third quarter 2021 Net Income (Loss) Attributable to Common Stockholders, Nareit FFO and Normalized FFO within the following per share ranges:

	3Q21 Guidance
	Per Share
	Low		High

Net Income (Loss) Attributable to Common Stockholders	$0.00	-	$0.05
Nareit FFO*	$0.61	-	$0.65
Normalized FFO*	$0.70	-	$0.74
*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure

Key assumptions underlying the third quarter 2021 guidance include, among other things:

  Approximate spot occupancy in the Company’s sequential same-store SHOP business is assumed to increase 150 – 250 basis points from June 30, 2021 to September 30, 2021, creating revenue growth, which is expected to be approximately offset by increasing operating costs due to an additional day in the quarter, higher occupancy, labor, routine seasonal items and potential COVID-19 related expenditures.
  No HHS Grants are assumed to be received in the third quarter.
  A net benefit in the third quarter compared to the second quarter of two cents from “Ardent Activities”. Specifically, recognition of the receipt by Ventas of a $15 million prepayment fee in connection with Ardent’s redemption of the Ardent 2026 Senior Notes in the third quarter, net of $7 million (at Ventas’s share) of HHS Grants recognized by Ardent in the second quarter.
  Stable performance in the Office and NNN segments.
  Fully diluted share count of 383 million shares reflecting the equity raised in July.
  The Company continues to expect a total of approximately $1.0 billion in asset sales and loan repayments in 2021 principally in senior housing and medical office properties with proceeds used to reduce near term indebtedness and to fund investment in development.
  No material changes in the impact of COVID-19 on our business. The trajectory and future impact of the COVID-19 pandemic, including the impact of the Delta or any other variant, remain highly uncertain and may change rapidly. The extent of the pandemic’s continuing and ultimate effect on our operational and financial performance will depend on a variety of factors, including the speed at which vaccines and other clinical treatments are successfully developed and deployed. Significant changes or impacts of the pandemic are excluded from our guidance.
  The Company’s current third quarter 2021 guidance excludes any contribution or impact from the pending acquisition of New Senior, which is expected to close during the second half of this year.

Other third quarter 2021 assumptions are set forth below:

Increase / (Decrease) to Normalized FFO/sh.
3Q21 Guidance Midpoint
vs. 2Q21 Actuals
2Q21 Normalized FFO*	$0.73
Ardent Activities	0.02
Equity Raised and Recent Dispositions	(0.02)
NOI from Properties Intended for Disposition	(0.01)
3Q21 Normalized FFO* Guidance Midpoint	$0.72
*

This is a non-GAAP financial measure. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

A presentation outlining the Company’s second quarter results and business update is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its second quarter 2021 supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, our website is not incorporated by any reference into, and is not part of, this document.

Second Quarter 2021 Results Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (833) 968-1984 (or +1 (778) 560-2824 for international callers), and the participant passcode is 1487218. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 585-8367 (or +1 (416) 621-4642 for international callers), passcode 1487218, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas, an S&P 500 company, operates at the intersection of two powerful and dynamic industries – healthcare and real estate. As one of the world’s foremost Real Estate Investment Trusts (REIT), we use the power of capital to unlock the value of real estate, partnering with leading care providers, developers, research and medical institutions, innovators and healthcare organizations whose success is buoyed by the demographic tailwind of an aging population. For more than twenty years, Ventas has followed a successful strategy that endures: combining a high-quality diversified portfolio of properties and capital sources to manage through cycles, working with industry leading partners, and a collaborative and experienced team focused on producing consistent growing cash flows and superior returns on a strong balance sheet, ultimately rewarding Ventas stakeholders. As of June 30, 2021, Ventas owned or had investments in approximately 1,200 properties.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the Unites States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the Securities and Exchange Commission, including those made in the “Risk Factors” section and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic, including of the Delta or any other variant, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from the proposed acquisition of, and the risk of greater than expected costs or other difficulties related to the integration of, New Senior and the cost of capital to fund the acquisition and any debt paydown; (c) the proposed acquisition of New Senior may not be completed on the currently contemplated timeline or terms, or at all; (d) our exposure and the exposure of our tenants, borrowers and managers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (e) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, borrowers or managers to increased operating costs and uninsured liabilities; (f) the impact of market and general economic conditions, including economic and financial market events, or events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (g) our ability, and the ability of our tenants, borrowers and managers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (h) the risk of bankruptcy, insolvency or financial deterioration of our tenants, borrowers, managers and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (i) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles; (j) our ability to attract and retain talented employees; (k) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (l) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, borrowers or managers; (m) increases in the Company’s borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (n) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (o) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (p) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (q) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, borrowers or managers; and (s) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD)
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020

Assets
Real estate investments:
Land and improvements	$2,231,836	$2,235,773	$2,261,415	$2,268,583	$2,258,699
Buildings and improvements	24,269,450	24,250,630	24,323,279	24,196,730	23,964,691
Construction in progress	288,910	310,547	265,748	567,052	496,349
Acquired lease intangibles	1,200,574	1,212,263	1,230,886	1,246,312	1,242,414
Operating lease assets	328,707	343,072	346,372	386,946	389,302
	28,319,477	28,352,285	28,427,700	28,665,623	28,351,455
Accumulated depreciation and amortization	(8,189,447)	(8,030,524)	(7,877,665)	(7,687,211)	(7,453,251)
Net real estate property	20,130,030	20,321,761	20,550,035	20,978,412	20,898,204
Secured loans receivable and investments, net	596,171	615,037	605,567	604,452	681,831
Investments in unconsolidated real estate entities	494,239	471,243	443,688	162,860	166,039
Net real estate investments	21,220,440	21,408,041	21,599,290	21,745,724	21,746,074
Cash and cash equivalents	233,837	169,661	413,327	588,343	992,824
Escrow deposits and restricted cash	40,931	40,551	38,313	40,147	36,312
Goodwill	1,051,832	1,051,780	1,051,650	1,050,742	1,050,115
Assets held for sale	90,002	59,860	9,608	15,748	76,021
Deferred income tax assets, net	11,486	11,610	9,987	304	304
Other assets	855,786	810,760	807,229	779,475	687,738
Total assets	$23,504,314	$23,552,263	$23,929,404	$24,220,483	$24,589,388

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,761,545	$11,759,299	$11,895,412	$12,047,919	$12,530,036
Accrued interest	105,883	91,390	111,444	97,828	117,687
Operating lease liabilities	205,484	206,426	209,917	247,255	248,912
Accounts payable and other liabilities	1,122,171	1,109,279	1,133,066	1,234,933	998,446
Liabilities related to assets held for sale	4,568	3,853	3,246	1,987	5,514
Deferred income tax liabilities	68,097	65,777	62,638	53,711	56,963
Total liabilities	13,267,748	13,236,024	13,415,723	13,683,633	13,957,558

Redeemable OP unitholder and noncontrolling interests	252,662	244,619	235,490	249,143	231,920

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 375,204; 375,068; 374,609; 373,940; and 373,113 shares issued at June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively	93,784	93,750	93,635	93,467	93,261
Capital in excess of par value	14,187,577	14,186,692	14,171,262	14,142,349	14,118,119
Accumulated other comprehensive loss	(58,290)	(52,497)	(54,354)	(65,042)	(82,761)
Retained earnings (deficit)	(4,340,052)	(4,257,001)	(4,030,376)	(3,972,647)	(3,816,460)
Treasury stock, 6; 14; 0; 33; and 24 shares at June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively	(320)	(789)	—	(1,275)	(947)
Total Ventas stockholders’ equity	9,882,699	9,970,155	10,180,167	10,196,852	10,311,212
Noncontrolling interests	101,205	101,465	98,024	90,855	88,698
Total equity	9,983,904	10,071,620	10,278,191	10,287,707	10,399,910
Total liabilities and equity	$23,504,314	$23,552,263	$23,929,404	$24,220,483	$24,589,388

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Rental income:
Triple-net leased	$159,223	$176,240	$319,108	$371,102
Office	200,388	192,925	397,843	401,320
	359,611	369,165	716,951	772,422
Resident fees and services	535,952	549,329	1,064,602	1,126,099
Office building and other services revenue	5,381	3,673	10,331	6,801
Income from loans and investments	17,665	19,491	36,675	43,537
Interest and other income	585	1,540	926	6,393
Total revenues	919,194	943,198	1,829,485	1,955,252
Expenses
Interest	110,051	123,132	220,818	239,828
Depreciation and amortization	250,700	349,594	564,848	598,431
Property-level operating expenses:
Senior living	424,813	432,578	842,642	842,709
Office	64,950	60,752	128,896	125,258
Triple-net leased	4,432	5,275	9,257	11,606
	494,195	498,605	980,795	979,573
Office building services costs	658	543	1,276	1,270
General, administrative and professional fees	30,588	28,080	70,897	68,540
(Gain) loss on extinguishment of debt, net	(74)	—	27,016	—
Merger-related expenses and deal costs	721	6,586	5,338	14,804
Allowance on loans receivable and investments	(59)	29,655	(8,961)	29,655
Other	(13,490)	5,286	(22,918)	11,069
Total expenses	873,290	1,041,481	1,839,109	1,943,170
Income (loss) before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	45,904	(98,283)	(9,624)	12,082
Income (loss) from unconsolidated entities	4,767	(5,850)	4,517	(16,726)
Gain on real estate dispositions	41,258	1,254	43,791	227,479
Income tax (expense) benefit	(3,641)	(56,356)	(5,794)	92,660
Income (loss) from continuing operations	88,288	(159,235)	32,890	315,495
Net income (loss)	88,288	(159,235)	32,890	315,495
Net income (loss) attributable to noncontrolling interests	1,897	(2,065)	3,708	(452)
Net income (loss) attributable to common stockholders	$86,391	$(157,170)	$29,182	$315,947
Earnings per common share
Basic:
Income (loss) from continuing operations	$0.24	$(0.43)	$0.09	$0.85
Net income (loss) attributable to common stockholders	0.23	(0.42)	0.08	0.85
Diluted:[1]
Income (loss) from continuing operations	$0.23	$(0.43)	$0.09	$0.84
Net income (loss) attributable to common stockholders	0.23	(0.42)	0.08	0.84

Weighted average shares used in computing earnings per common share
Basic	375,067	372,982	374,869	372,905
Diluted	378,408	376,024	378,161	376,020

[1]Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD)
(unaudited)

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Revenues
Rental income:
Triple-net leased	$159,223	$159,885	$168,027	$156,136	$176,240
Office	200,388	197,455	199,931	198,376	192,925
	359,611	357,340	367,958	354,512	369,165
Resident fees and services	535,952	528,650	529,739	541,322	549,329
Office building and other services revenue	5,381	4,950	4,522	3,868	3,673
Income from loans and investments	17,665	19,010	18,302	18,666	19,491
Interest and other income	585	341	644	572	1,540
Total revenues	919,194	910,291	921,165	918,940	943,198

Expenses
Interest	110,051	110,767	114,208	115,505	123,132
Depreciation and amortization	250,700	314,148	261,966	249,366	349,594
Property-level operating expenses:
Senior living	424,813	417,829	393,309	422,653	432,578
Office	64,950	63,946	64,420	66,934	60,752
Triple-net leased	4,432	4,825	5,156	5,398	5,275
	494,195	486,600	462,885	494,985	498,605
Office building services costs	658	618	488	557	543
General, administrative and professional fees	30,588	40,309	29,537	32,081	28,080
(Gain) loss on extinguishment of debt, net	(74)	27,090	3,405	7,386	—
Merger-related expenses and deal costs	721	4,617	3,683	11,325	6,586
Allowance on loans receivable and investments	(59)	(8,902)	(10,416)	4,999	29,655
Other	(13,490)	(9,428)	(16,043)	5,681	5,286
Total expenses	873,290	965,819	849,713	921,885	1,041,481

Income (loss) before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	45,904	(55,528)	71,452	(2,945)	(98,283)
Income (loss) from unconsolidated entities	4,767	(250)	17,705	865	(5,850)
Gain on real estate dispositions	41,258	2,533	22,117	12,622	1,254
Income tax (expense) benefit	(3,641)	(2,153)	679	3,195	(56,356)
Income (loss) from continuing operations	88,288	(55,398)	111,953	13,737	(159,235)
Net income (loss)	88,288	(55,398)	111,953	13,737	(159,235)
Net income (loss) attributable to noncontrolling interests	1,897	1,811	1,502	986	(2,065)
Net income (loss) attributable to common stockholders	$86,391	$(57,209)	$110,451	$12,751	$(157,170)

Earnings per common share
Basic:
Income (loss) from continuing operations	$0.24	$(0.15)	$0.30	$0.04	$(0.43)
Net income (loss) attributable to common stockholders	0.23	(0.15)	0.29	0.03	(0.42)
Diluted:[1]
Income (loss) from continuing operations	$0.23	$(0.15)	$0.30	$0.04	$(0.43)
Net income (loss) attributable to common stockholders	0.23	(0.15)	0.29	0.03	(0.42)

Weighted average shares used in computing earnings per common share
Basic	375,067	374,669	374,473	373,177	372,982
Diluted	378,408	377,922	377,696	376,295	376,024

[1]Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands USD)
(unaudited)
	For the Six Months Ended June 30,
	2021		2020
Cash flows from operating activities:
Net income	$32,890	.	$315,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	564,848		598,431
Amortization of deferred revenue and lease intangibles, net	(31,551)		(6,334)
Other non-cash amortization	10,119		9,653
Allowance on loans receivable and investments	(8,961)		29,655
Stock-based compensation	21,465		11,557
Straight-lining of rental income	(7,167)		91,499
Loss on extinguishment of debt, net	27,016		—
Gain on real estate dispositions	(43,791)		(227,479)
Gain on real estate loan investments	(74)		(167)
Income tax expense (benefit)	2,510		(95,127)
(Income) loss from unconsolidated entities	(4,512)		16,734
Distributions from unconsolidated entities	6,480		1,600
Other	(34,841)		12,756
Changes in operating assets and liabilities:
Increase in other assets	(25,618)		(12,463)
(Decrease) increase in accrued interest	(5,732)		7,094
Increase (decrease) in accounts payable and other liabilities	25,775		(32,893)
Net cash provided by operating activities	528,856		720,011
Cash flows from investing activities:
Net investment in real estate property	(210)		(77,469)
Investment in loans receivable	(283)		(67,290)
Proceeds from real estate disposals	115,850		627,804
Proceeds from loans receivable	36,475		106,775
Development project expenditures	(130,894)		(180,398)
Capital expenditures	(74,122)		(53,519)
Investment in unconsolidated entities	(68,311)		(7,865)
Insurance proceeds for property damage claims	390		42
Net cash (used in) provided by investing activities	(121,105)		348,080
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(104,131)		465,416
Net change in borrowings under commercial paper program	169,984		(565,524)
Proceeds from debt	268,286		640,533
Repayment of debt	(565,951)		(111,301)
Payment of deferred financing costs	(17,776)		(7,549)
Issuance of common stock, net	14,250		—
Cash distribution to common stockholders	(337,838)		(592,285)
Cash distribution to redeemable OP unitholders	(3,164)		(4,628)
Cash issued for redemption of OP Units	(62)		(570)
Contributions from noncontrolling interests	30		346
Distributions to noncontrolling interests	(8,588)		(6,293)
Proceeds from stock option exercises	4,821		3,518
Other	(5,934)		(4,891)
Net cash used in financing activities	(586,073)		(183,228)
Net (decrease) increase in cash, cash equivalents and restricted cash	(178,322)		884,863
Effect of foreign currency translation	1,450		(1,829)
Cash, cash equivalents and restricted cash at beginning of period	451,640		146,102
Cash, cash equivalents and restricted cash at end of period	$274,768		$1,029,136

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$468		$77,111
Other assets	—		614
Debt	—		55,368
Other liabilities	—		2,097
Noncontrolling interests	468		20,259

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands USD)
(unaudited)
	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Cash flows from operating activities:
Net income (loss)	$88,288	$(55,398)	$111,953	$13,737	$(159,235)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	250,700	314,148	261,966	249,366	349,594
Amortization of deferred revenue and lease intangibles, net	(16,785)	(14,766)	(15,513)	(19,009)	(3,361)
Other non-cash amortization	4,847	5,272	5,508	5,558	5,802
Allowance on loans receivable and investments	(59)	(8,902)	(10,416)	4,999	29,655
Stock-based compensation	5,393	16,072	4,165	5,765	1,043
Straight-lining of rental income	(3,304)	(3,863)	(4,052)	15,635	98,287
(Gain) loss on extinguishment of debt, net	(74)	27,090	3,405	7,386	—
Gain on real estate dispositions	(41,258)	(2,533)	(22,117)	(12,622)	(1,254)
Gain on real estate loan investments	—	(74)	—	—	—
Income tax expense (benefit)	2,007	503	(2,283)	(4,575)	55,146
(Income) loss from unconsolidated entities	(4,762)	250	(17,701)	(865)	5,858
Distributions from unconsolidated entities	2,583	3,897	1,960	1,360	—
Other	(20,462)	(14,379)	(16,394)	2,859	8,951
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(20,518)	(5,100)	(5)	(55,765)	1,305
Increase (decrease) in accrued interest	14,502	(20,234)	13,251	(20,069)	30,126
Increase (decrease) in accounts payable and other liabilities	30,165	(4,390)	(17,964)	240,642	(16,358)
Net cash provided by operating activities	291,263	237,593	295,763	434,402	405,559
Cash flows from investing activities:
Net investment in real estate property	—	(210)	(1,023)	(156)	2,070
Investment in loans receivable	(97)	(186)	(2,016)	(45,857)	(66,239)
Proceeds from real estate disposals	107,767	8,083	361,753	54,800	2,365
Proceeds from loans receivable	20,056	16,419	12,045	191	7,658
Development project expenditures	(72,296)	(58,598)	(70,446)	(129,569)	(86,169)
Capital expenditures	(44,448)	(29,674)	(53,827)	(40,888)	(26,730)
Investment in unconsolidated entities	(29,859)	(38,452)	(278,990)	33	(2,056)
Insurance proceeds (expense) for property damage claims	384	6	174	(9)	—
Net cash used in investing activities	(18,493)	(102,612)	(32,330)	(161,455)	(169,101)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(109,275)	5,144	(14,724)	(539,560)	(2,296,737)
Net change in borrowings under commercial paper program	(44,994)	214,978	—	—	—
Proceeds from debt	237,129	31,157	75,741	17,024	557,774
Repayment of debt	(120,901)	(445,050)	(352,011)	(16,227)	(48,328)
Purchase of noncontrolling interests	—	—	(8,239)	—	—
Payment of deferred financing costs	(433)	(17,343)	(815)	(15)	(5,586)
Issuance of common stock, net	3,175	11,075	18,967	36,395	—
Cash distribution to common stockholders	(169,075)	(168,763)	(168,446)	(168,078)	(295,981)
Cash distribution to redeemable OP unitholders	(1,322)	(1,842)	(1,329)	(1,326)	(2,303)
Cash issued for redemption of OP Units	(37)	(25)	—	(5)	—
Contributions from noncontrolling interests	25	5	176	792	191
Distributions to noncontrolling interests	(5,935)	(2,653)	(3,280)	(3,373)	(3,750)
Proceeds from stock option exercises	2,715	2,106	11,585	—	129
Other	(78)	(5,856)	53	(98)	63
Net cash used in financing activities	(209,006)	(377,067)	(442,322)	(674,471)	(2,094,528)
Net increase (decrease) in cash, cash equivalents and restricted cash	63,764	(242,086)	(178,889)	(401,524)	(1,858,070)
Effect of foreign currency translation	792	658	2,039	878	947
Cash, cash equivalents and restricted cash at beginning of period	210,212	451,640	628,490	1,029,136	2,886,259
Cash, cash equivalents and restricted cash at end of period	$274,768	$210,212	$451,640	$628,490	$1,029,136

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Dollars in thousands USD)
(unaudited)
	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$—	$468	$1,000	$92,373	$76,578
Other assets	—	—	—	610	558
Debt	—	—	—	—	55,368
Other liabilities	—	—	—	610	1,699
Deferred income tax liability	—	—	—	337	—
Noncontrolling interests	—	468	—	—	20,068

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)[1]
and Funds Available for Distribution Attributable to Common Stockholders (FAD)[1]
(In thousands, except per share amounts; dollars in USD)
(unaudited)
						Q2 YoY
	2020			2021		Growth
	Q2	Q3	Q4	Q1	Q2	’20-’21	YTD 2Q20	YTD 2Q21
Net (loss) income attributable to common stockholders	$(157,170)	$12,751	$110,451	$(57,209)	$86,391	155%	$315,947	$29,182
Net (loss) income attributable to common stockholders per share[2]	$(0.42)	$0.03	$0.29	$(0.15)	$0.23	155%	$0.84	$0.08
Adjustments:
Depreciation and amortization on real estate assets	348,110	247,969	260,705	312,869	249,527		595,440	562,396
Depreciation on real estate assets related to noncontrolling interests	(4,068)	(4,475)	(4,381)	(4,618)	(4,678)		(7,911)	(9,296)
Depreciation on real estate assets related to unconsolidated entities	1,307	1,360	1,758	4,018	4,615		1,868	8,633
Gain on real estate dispositions	(1,254)	(12,622)	(22,117)	(2,533)	(41,258)		(227,479)	(43,791)
Loss on real estate dispositions related to noncontrolling interests	(3)	—	—	—	(7)		(9)	(7)
Subtotal: FFO adjustments	344,092	232,232	235,965	309,736	208,199		361,909	517,935
Subtotal: FFO adjustments per share	$0.92	$0.62	$0.62	$0.82	$0.55		$0.96	$1.37
FFO (Nareit) attributable to common stockholders	$186,922	$244,983	$346,416	$252,527	$294,590	58%	$677,856	$547,117
FFO (Nareit) attributable to common stockholders per share	$0.50	$0.65	$0.92	$0.67	$0.78	56%	$1.80	$1.45

Adjustments:
Change in fair value of financial instruments	(13)	1,157	(23,062)	(21,008)	(23,211)		(23)	(44,219)
Non-cash income tax expense (benefit)	55,505	(4,763)	(7,961)	1,344	1,166		(85,391)	2,510
Loss (gain) on extinguishment of debt, net	—	7,386	3,405	27,090	(74)		—	27,016
Gain on non-real estate dispositions related to unconsolidated entities	—	(244)	(592)	(21)	(10)		239	(31)
Merger-related expenses, deal costs and re-audit costs	6,605	12,793	6,519	5,360	1,769		15,378	7,129
Amortization of other intangibles	118	118	118	116	116		236	232
Other items related to unconsolidated entities	(263)	290	234	101	43		(1,138)	144
Non-cash impact of changes to equity plan	(3,337)	(1,923)	(2,087)	8,741	(2,298)		3,558	6,443
Natural disaster expenses (recoveries), net	252	125	(71)	5,127	3,128		1,193	8,255
Impact of Holiday lease termination	(50,184)	—	—	—	—		(50,184)	—
Write-off of straight-line rental income, net of noncontrolling interests	52,368	18,408	87	—	—		52,368	—
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	40,320	4,635	(10,412)	(8,900)	(57)		40,320	(8,957)
Subtotal: Normalized FFO adjustments	101,371	37,982	(33,822)	17,950	(19,428)		(23,444)	(1,478)
Subtotal: Normalized FFO adjustments per share	$0.27	$0.10	$(0.09)	$0.05	$(0.05)		$(0.06)	$(0.00)
Normalized FFO attributable to common stockholders	$288,293	$282,965	$312,594	$270,477	$275,162	(5%)	$654,412	$545,639
Normalized FFO attributable to common stockholders per share	$0.77	$0.75	$0.83	$0.72	$0.73	(5%)	$1.74	$1.44

Adjustments:
Deferred revenue and lease intangibles, net	(3,362)	(19,009)	(15,513)	(14,766)	(14,779)		(6,335)	(29,545)
Other non-cash amortization, including fair market value of debt	5,803	5,558	5,508	5,272	4,847		9,654	10,119
Stock-based compensation	4,380	7,688	6,252	7,331	7,691		7,999	15,022
Straight-lining of rental income	(5,526)	(4,648)	(4,052)	(3,863)	(3,304)		(12,314)	(7,167)
FAD Capital Expenditures	(26,102)	(39,955)	(52,645)	(28,506)	(42,651)		(51,074)	(71,157)
Subtotal: Operating FAD adjustments	(24,807)	(50,366)	(60,450)	(34,532)	(48,196)		(52,070)	(82,728)
Operating FAD attributable to common stockholders [3]	$263,486	$232,599	$252,144	$235,945	$226,966	(14%)	$602,342	$462,911
Merger-related expenses, deal costs and re-audit costs	(6,605)	(12,793)	(6,519)	(5,360)	(1,769)		(15,378)	(7,129)
Other items related to unconsolidated entities	263	(290)	(234)	(101)	(43)		1,138	(144)
FAD attributable to common stockholders [3]	$257,144	$219,516	$245,391	$230,484	$225,154	(12%)	$588,102	$455,638
Weighted average diluted shares	376,024	376,295	377,696	377,922	378,408		376,020	378,161

1

Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

2	Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

3

Operating FAD and FAD exclude the impact of the Company’s receipt of unusually significant amounts of cash in connection with lease terminations and modifications. Exclusions in the period presented are $34 million in cash received in April 2020 related to the Holiday lease termination and $162 million in cash received in July 2020 related to the Brookdale lease modification. For additional information related to these transactions, refer to the Company’s earnings release and Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, respectively.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, Normalized FFO, FAD and Operating FAD to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results. Further, the Company believes that FAD and Operating FAD are useful supplemental measures of the Company’s operating performance that would not otherwise be available and may be useful to investors in assessing the Company’s operating performance and performance as a REIT. The Company believes FAD and Operating FAD may provide investors with useful supplemental information regarding the Company’s ability to generate income from its operating performance and the impact of the Company’s operating performance on its ability to make distributions to its stockholders.

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and entities. Adjustments for unconsolidated partnerships and entities will be calculated to reflect FFO on the same basis. The Company defines Normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark to market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; (h) net expenses or recoveries related to natural disasters and (i) any other incremental items set forth in the Normalized FFO reconciliation included herein.

Operating FAD represents Normalized FFO (i) excluding non-cash components and straight-line rent adjustments and (ii) including the impact of FAD Capital Expenditures. FAD Capital Expenditures are (i) Ventas-invested capital expenditures, whether routine or non-routine, that extend the useful life of a property but are not expected to generate incremental income for the Company (ii) Office Building and Triple-Net leasing commissions paid to third-party agents and (iii) capital expenditures for second-generation tenant improvements. It excludes (i) costs for a first generation lease (e.g., a development project) or related to properties that have undergone redevelopment and (ii) Initial Capital Expenditures, which are defined as capital expenditures required to bring a newly acquired or newly transitioned property up to standard. Initial Capital Expenditures are typically incurred within the first 12 months after acquisition or transition, respectively.

FAD represents Operating FAD after including the impact of deal costs and unusual items related to unconsolidated entities.

FFO, Normalized FFO, FAD and Operating FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, Normalized FFO, FAD and Operating FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, Normalized FFO, FAD and Operating FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Income and FFO Attributable to Common Stockholders Q3 2021 Guidance[1,2]
(In millions, except per share amounts; dollars in USD)
(unaudited)

		Q3 2021 Guidance
		Tentative / Preliminary and Subject to Change
		Q3 2021		Q3 2021 - Per Share
	.	Low	High	Low	High

Net Income Attributable to Common Stockholders		$0	$20	$0.00	$0.05

Depreciation and Amortization Adjustments		240	235	0.63	0.61
Gain on Real Estate Dispositions		(5)	(5)	(0.01)	(0.01)
Other Adjustments [3]		0	0	0.00	0.00

FFO (Nareit) Attributable to Common Stockholders		$235	$250	$0.61	$0.65

Merger-Related Expenses, Deal Costs and Re-Audit Costs		5	7	0.01	0.02
Natural Disaster Expenses (Recoveries), Net		0	1	0.00	0.00
Other Adjustments [3]		27	27	0.07	0.07

Normalized FFO Attributable to Common Stockholders		$267	$285	$0.70	$0.74
% Year-Over-Year Growth				(7%)	(1%)

Weighted Average Diluted Shares (in millions)		383	383

1

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company's expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2	Per share quarterly amounts may not add to annual per share amounts due to changes in the Company’s weighted average diluted share count, if any.

3

Other Adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO) and Funds Available for Distribution Attributable to Common Stockholders (FAD)” above.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA[1]
(Dollars in thousands USD)
(unaudited)

For the Three Months Ended June 30, 2021

Net loss attributable to common stockholders	$86,391
Adjustments:
Interest	110,051
Gain on extinguishment of debt, net	(74)
Taxes (including tax amounts in general, administrative and professional fees)	5,015
Depreciation and amortization	250,700
Non-cash stock-based compensation expense	5,393
Merger-related expenses, deal costs and re-audit costs	721
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(6,637)
Loss from unconsolidated entities, adjusted for Ventas share of EBITDA from unconsolidated entities	18,873
Gain on real estate dispositions	(41,258)
Unrealized foreign currency loss	55
Change in fair value of financial instruments	(23,217)
Natural disaster expenses, net	3,120
Allowance on loan investments, net of noncontrolling interests	(57)
Adjusted EBITDA	$409,076
Adjustments for current period activity	(1,107)
Adjusted Pro Forma EBITDA	$407,969

Adjusted Pro Forma EBITDA annualized	$1,631,876

Total debt	$11,761,545
Cash	(233,837)
Restricted cash pertaining to debt	(21,534)
Partners’ share of consolidated debt	(290,436)
Ventas share of non-consolidated debt	266,771
Net debt	$11,482,509

Net debt to Adjusted Pro Forma EBITDA	7.0	x

[1] Totals may not add due to rounding.

The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding gains or losses on extinguishment of debt, partners’ share of EBITDA of consolidated entities, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to leases, and including (a) Ventas’ share of EBITDA from unconsolidated entities and (b) other immaterial or identified items.

The information above considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended June 30, 2021, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”) and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

The Company believes that Net debt, Adjusted Pro Forma EBITDA and Net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment (Constant Currency)
(Dollars in thousands USD)
(unaudited)

For the Three Months Ended June 30, 2021 and 2020

	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total

For the Three Months Ended June 30, 2021
Net income attributable to common stockholders					$86,391
Adjustments:
Interest and other income					(585)
Interest expense					110,051
Depreciation and amortization					250,700
General, administrative and professional fees					30,588
Gain on extinguishment of debt, net					(74)
Merger-related expenses and deal costs					721
Allowance on loans receivable and investments					(59)
Other					(13,490)
Income from unconsolidated entities					(4,767)
Gain on real estate dispositions					(41,258)
Income tax expense					3,641
Net income attributable to noncontrolling interests					1,897
Reported segment NOI	$154,791	$111,139	$137,320	$20,506	$423,756
Adjustments:
Straight-lining of rental income	(1,808)	—	(1,496)	—	(3,304)
Non-cash rental income	(11,905)	—	(4,478)	—	(16,383)
Cash modification / termination fees	—	—	12,037	—	12,037
NOI not included in cash NOI[1]	(242)	138	(6,211)	—	(6,315)
Non-segment NOI	—	—	—	(20,506)	(20,506)
Cash NOI	140,836	111,277	137,172	—	389,285
Adjustments:
Cash NOI not included in same-store	(1,222)	(12,522)	(2,678)	—	(16,422)
Same-store cash NOI (constant currency)	$139,614	$98,755	$134,494	$—	$372,863
Percentage (decrease) increase - constant currency	(12.2%)	(12.0%)	12.6%		(4.6%)

For the Three Months Ended June 30, 2020
Net loss attributable to common stockholders					$(157,170)
Adjustments:
Interest and other income					(1,540)
Interest expense					123,132
Depreciation and amortization					349,594
General, administrative and professional fees					28,080
Merger-related expenses and deal costs					6,586
Allowance on loans receivable and investments					29,655
Other					5,286
Loss from unconsolidated entities					5,850
Gain on real estate dispositions					(1,254)
Income tax expense					56,356
Net loss attributable to noncontrolling interests					(2,065)
Reported segment NOI	$170,965	$116,751	$133,887	$20,907	$442,510
Adjustments:
Straight-lining of rental income	(2,183)	—	(3,343)	—	(5,526)
Non-cash rental income	(1,803)	—	(1,238)	—	(3,041)
Impact of Holiday lease termination	(50,184)	—	—	—	(50,184)
Write-off of straight-line rental income	53,304	—	898	—	54,202
NOI not included in cash NOI[1]	(11,467)	(1,913)	(7,886)	—	(21,266)
Non-segment NOI	—	—	—	(20,907)	(20,907)
NOI impact from change in FX	755	4,375	—	—	5,130
Cash NOI	$159,387	$119,213	$122,318	$—	$400,918
Adjustments:
Cash NOI not included in same-store	(389)	(6,952)	(2,852)	—	(10,193)
NOI impact from change in FX not in same-store	—	4	—	—	4
Same-store cash NOI (constant currency)	$158,998	$112,265	$119,466	$—	$390,729

[1] Excludes sold assets, Assets Held for Sale, development properties not yet operational and land parcels.

For the Three Months Ended June 30, 2021 and March 31, 2021
	Triple-Net	Senior Housing Operating	Office	Non-Segment	Total

For the Three Months Ended June 30, 2021
Net income attributable to common stockholders					$86,391
Adjustments:
Interest and other income					(585)
Interest expense					110,051
Depreciation and amortization					250,700
General, administrative and professional fees					30,588
Gain on extinguishment of debt, net					(74)
Merger-related expenses and deal costs					721
Allowance on loans receivable and investments					(59)
Other					(13,490)
Income from unconsolidated entities					(4,767)
Gain on real estate dispositions					(41,258)
Income tax expense					3,641
Net income attributable to noncontrolling interests					1,897
Reported segment NOI	$154,791	$111,139	$137,320	$20,506	$423,756
Adjustments:
Straight-lining of rental income	(1,808)	—	(1,496)	—	(3,304)
Non-cash rental income	(11,905)	—	(4,478)	—	(16,383)
Cash modification / termination fees	—	—	12,037	—	12,037
NOI not included in cash NOI[1]	(242)	138	(6,211)	—	(6,315)
Non-segment NOI	—	—	—	(20,506)	(20,506)
Cash NOI	140,836	111,277	137,172	—	389,285
Adjustments:
Cash NOI not included in same-store	—	(407)	(2,321)	—	(2,728)
Same-store cash NOI (constant currency)	$140,836	$110,870	$134,851	$—	$386,557
Percentage (decrease) increase - constant currency	(0.2%)	(0.7%)	10.5%		3.1%

For the Three Months Ended March 31, 2021
Net loss attributable to common stockholders					$(57,209)
Adjustments:
Interest and other income					(341)
Interest expense					110,767
Depreciation and amortization					314,148
General, administrative and professional fees					40,309
Loss on extinguishment of debt, net					27,090
Merger-related expenses and deal costs					4,617
Allowance on loans receivable and investments					(8,902)
Other					(9,428)
Loss from unconsolidated entities					250
Gain on real estate dispositions					(2,533)
Income tax expense					2,153
Net income attributable to noncontrolling interests					1,811
Reported segment NOI	$155,060	$110,821	$135,236	$21,615	$422,732
Adjustments:
Straight-lining of rental income	(1,846)	—	(2,016)	—	(3,862)
Non-cash rental income	(11,902)	—	(2,447)	—	(14,349)
NOI not included in cash NOI[1]	(234)	148	(6,393)	—	(6,479)
Non-segment NOI	—	—	—	(21,615)	(21,615)
NOI impact from change in FX	89	1,330	—	—	1,419
Cash NOI	$141,167	$112,299	$124,380	$—	$377,846
Adjustments:
Cash NOI not included in same-store	—	(585)	(2,306)	—	(2,891)
NOI impact from change in FX not in same-store	—	(21)	—	—	(21)
Same-store cash NOI (constant currency)	$141,167	$111,693	$122,074	$—	$374,934

[1] Excludes sold assets, Assets Held for Sale, development properties not yet operational and land parcels.

The Company considers NOI and Same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its portfolio performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s Seniors Housing Operating Portfolio (“SHOP”) will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Office and Triple-Net Leased Portfolios will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and Triple-Net Leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the Office and Triple-Net Leased Portfolios, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase net operating income, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for the SHOP and Triple-Net Leased Portfolios, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Contacts

Sarah Whitford
(877) 4-VENTAS